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                                                                    EXHIBIT 99.1
                                                                   PRESS RELEASE


                                         Corinne Gilmore, Director of Marketing,
              Altris Software Inc., 9339 Carroll Park Drive, San Diego, CA 92121
                                        Tel: (858) 625 3000, Fax: (858) 546 7671
                        E-mail: info@altris.com, Web page: http://www.altris.com


                    ALTRIS SOFTWARE ANNOUNCES ACQUISITION OF
                               STRATEGIC PARTNER

     SAN DIEGO, CALIFORNIA, NOVEMBER 14, 2000 - Altris Software, Inc. (OTCBB:
ALTS), a leading Document Service Provider (DSP), today announced that the Company has acquired Spescom KMS, the document management operations of Spescom Ltd UK. Spescom KMS has been the Company's exclusive distributor for the Company's eB product suite outside the Americas. Spescom Ltd. UK is a subsidiary of Spescom Limited, which owns a majority of the Company's common stock.

     Under the transaction, in exchange for the principal assets of the Spescom KMS operations, the Company will issue 550,000 shares of Altris common stock to Spescom and will assume certain liabilities relating to the Spescom KMS operations. The transaction is deemed effective as of October 1, 2000.

     The transaction will assist both organizations to obtain greater leverage from strategic accounts held on a global basis, allowing better synergy and reduced duplication. It also facilitates the pursuit of customers that have international requirements, ensuring that the combined team can more effectively satisfy those requirements. The Spescom KMS group will continue to be managed by Mr. Denton Van Niekerk who brings 15 years of industry experience, the last six with Unisys where he was responsible for, among other activities, establishing inter-business unit collaboration on major deals and for increasing revenue through their indirect channels business throughout Europe. Mr. Van Niekerk joined the Spescom KMS organization early this year and has completely rebuilt the sales organization by bringing in a new sales team with a total of more than 25 years of document management experience. Mr. Van Niekerk's team was directly responsible for the

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closing of the Abbey National Bank contract for 5,000 licenses of eB which was announced in July of this year.

     "I am very pleased and excited about the Spescom KMS team becoming a key part of the Altris organization. Their seasoned management team will be of great benefit to Altris as we expand our marketing and sales efforts worldwide." commented Roger Erickson, CEO of Altris Software. He added "The team in London has several exciting opportunities with customers and partners that we want to leverage here in the United States. As a consolidated entity, Altris will also now be able to take better advantage worldwide of the eBusiness initiatives being driven here in the U.S."

     Mr. Van Niekerk added "We are delighted with this opportunity to join the Altris family. With sales of eB on the increase it made sense for Altris and Spescom KMS to be together with the common goal of satisfying our customers' needs and creating new business opportunities worldwide."

                                    - ENDS -

SAFE HARBOR STATEMENT

Except for historical information contained herein, the matters set forth in this release include forward-looking statements that are dependent on certain risks and uncertainties, including such factors, among others, as market acceptance, market demand, pricing, changing regulatory environment, the effect of the company's accounting policies, potential seasonality and other risk factors detailed in the company's SEC filings.

NOTE TO EDITORS:

ALTRIS eB IS A REGISTERED TRADEMARK OF ALTRIS SOFTWARE INC. ALL OTHER NAMED PRODUCTS MENTIONED IN THIS RELEASE MAY HAVE BEEN IDENTIFIED BY TRADEMARKS OR REGISTERED TRADEMARKS OF THEIR RESPECTIVE HOLDERS.


ALTRIS SOFTWARE, INC.

Altris Software develops robust, scalable and highly innovative solutions that manage, control and disseminate the knowledge contained within an organization's documents, enabling our customers to gain e-business competitive advantage. As a leading Document Service Provider (DSP) for eBusiness, we provide documents as a service to customers' line-of-business and specific applications. This delivers the ability to manage and control the information content throughout the document lifecycle.

SPESCOM LTD.

Spescom is one of the foremost communications and information technology companies in South Africa. It is listed on the Johannesburg Stock Exchange. Spescom employs more than 200 software engineers in the fields of knowledge management and digital voice processing. Spescom develops its own technology and is also engaged in alliances with several of the world's top corporations in its field.

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ALTRIS eB-Registered Trademark-

eB is a registered trademark of Altris Software Inc. eB is an integrated document management suite - providing the user with document management, imaging, COLD and workflow. eB is designed to enable organizations to manage the creation and revision life-cycle for office applications as well as e-mail, engineering and computer-aided design drawings. eB extends document management to provide the necessary control of document content and the analysis of the effects of change within the organization.

KEY ALTRIS CUSTOMERS INCLUDE MICROSOFT CORPORATION, CONTINENTAL AIRLINES, BP, GEC MARINE, BRITANNIA AIRWAYS, SCOTTISH POWER, ENTERGY, NORTH EAST UTILITIES, LONDON UNDERGROUND, MACK TRUCKS AND MANY OTHERS.

For further information, please contact:
Corinne Gilmore
Altris Software Inc.
Tel: 858 625 3000
Fax: 858 546 7671
Email: CORINNE.GILMORE@ALTRIS.COM



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